Exhibit 10.1

Amendment No. 1 to
Consulting Agreement

This Amendment No. 1 (this “Amendment No. 1”) to that certain Consulting Agreement dated June 20, 2006 (the “Consulting Agreement”) by and among NuWay Medical, Inc. and Kenneth Reay Code. Capitalized terms used herein without definitions shall have the same meanings as defined in the Consulting Agreement.

1. The Parties agree that the term of the Consulting Agreement shall be extended from January 1, 2007 to March 31, 2007.

2. Except as further modified by this Amendment No. 1, the Consulting Agreement is, and remains, in full force and effect in accordance with its terms.

In Witness Whereof, the Parties have executed this Amendment No. 1 as of December 20, 2006.

NUWAY MEDICAL, INC.	CONSULTANT

By: /s/ Dennis Calvert	By: /s/ Kenneth Reay Code
President	Kenneth Reay Code